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                                                                  EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                      for


                               Offer to Exchange
                    9 1/2% Senior Notes due 2007, Series B
                          for Any and All Outstanding
                    9 1/2% Senior Notes due 2007, Series A
                                      of
                        COMCAST CELLULAR HOLDINGS, INC.

            Registered holders of outstanding 9 1/2% Senior Notes due 2007, Series A (the "Old Notes") who wish to tender their Old Notes in exchange for a like principal amount of 9 1/2% Senior Notes due 2007, Series B (the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or by mail to the Exchange Agent. See "The Exchange OfferGuaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                             THE BANK OF NEW YORK


By Hand Or Overnight Delivery:           By Registered or Certified Mail:
The Bank or New York                     The Bank of New York
101 Barclay Street                       101 Barclay Street, 7B
Corporate Trust Services Window          New York, New York 10286
Ground Level                             Attention: Reorganization Section,
Attention: Reorganization Section,                  Odell Romeo
           Odell Romeo

                           Facsimile Transmissions:
                         (Eligible Institutions Only)
                                (212) 815-6339

                            To Confirm by Telephone
                           or for Information Call:
                                (212) 815-6337
            Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

            This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                   (Note to be used for signature guarantee)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein); (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:_________________________  ______________________________________
                                        (Authorized Signature)

Address:______________________________  Title:________________________________

______________________________________  Name:_________________________________
                            (Zip Code)            (Please type or print)

Area Code and Telephone Number:         Date:

______________________________________  ______________________________________


            NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
              DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF
                                 TRANSMITTAL.



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